Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of VirTra, Inc. (the “Company”) for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), we, Robert D. Ferris, Co-Chief Executive Officer, John F. Givens II, Co-Chief Executive Officer, and Alanna Boudreau, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2023	/s/ Robert D. Ferris
Robert D. Ferris, Co-Chief Executive Officer and President (principal executive officer)

Date: March 31, 2023	/s/ John F. Givens II
John F. Givens II, Co-Chief Executive Officer (principal executive officer)

Date: March 31, 2023	/s/ Alanna Boudreau
Alanna Boudreau, Chief Financial Officer (principal financial officer)